UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 29, 2015

BAYLAKE CORP.

(Exact name of registrant as specified in its charter)

Wisconsin	001-16339	39-1268055
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

217 North Fourth Avenue Sturgeon Bay, Wisconsin	54235
(Address of principal executive offices)	(Zip code)

                    (920) 743-5551

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain
Officers.

As previously disclosed, on December 28, 2015, Baylake Bank (“Bank”), a wholly-owned subsidiary of Baylake Corp., a Wisconsin corporation (“Baylake”) determined to eliminate the position of Chief Strategy and Development Officer effective January 2, 2016 in anticipation of Baylake’s pending merger with Nicolet Bankshares, Inc., and Kenneth R. Lammersfeld, who currently holds such position, will separate from the Bank effective as of that date (the “Separation Date”).

In connection with the foregoing, Mr. Lammersfeld and the Bank entered into a Full and Final Separation Agreement and Release (the “Separation Agreement”) on December 29, 2015 providing certain benefits to him to which he was not otherwise entitled under his change of control agreement with the Bank.  In particular, among other things, the Separation Agreement provides for payment of all accrued compensation owed to Mr. Lammersfeld through the Separation Date, including his 2015 annual incentive bonus payment of $43,500 for the 2015 calendar year.  In addition, Mr. Lammersfeld will be entitled to a lump-sum severance amount of $321,700 and, since Mr. Lammersfeld was enrolled in the Bank’s health and/or dental insurance plans, if he timely elects COBRA continuation coverage, the Bank has agreed under the Separation Agreement to pay toward such coverage the difference between the total cost of premiums for such COBRA coverage and the Bank’s normal employee share of health insurance premiums until the earlier of the fifteenth month anniversary of the Separation Date or until he becomes eligible for other group health and/or dental insurance coverage.  The Separation Agreement further provides for acceleration of the vesting of all of Mr. Lammersfeld’s outstanding unvested Restricted Stock Unit and Nonstatutory Stock Option awards.

In exchange for the benefits described above, Mr. Lammersfeld acknowledged and agreed, subject to certain limitations, to a general release of Baylake, the Bank, Nicolet Bankshares, Inc., Nicolet National Bank and their affiliated parties from any and all claims arising on or before the date of the Separation Agreement.  In addition, Mr. Lammersfeld agreed not to engage in any acts or make any representations, or direct any other person or entity to engage in any act or make any statements or representations, that disparage or otherwise impair the reputation of Baylake or the Bank.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full Separation Agreement, which is attached hereto as Exhibit 10 and incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10	Full and Final Separation Agreement and Release between Baylake Bank and Kenneth Lammersfeld, dated December 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 31, 2015

BAYLAKE CORP.

By:  /s/ Kevin L. LaLuzerne

Kevin L. LaLuzerne

Senior Vice President and Chief Financial

Officer

EXHIBIT INDEX

Exhibit No.	Description

10	Full and Final Separation Agreement and Release between Baylake Bank and Kenneth Lammersfeld, dated December 29, 2015.

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